EXHIBIT 5.1
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PricewaterhouseCoopers
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                                                    PricewaterhouseCoopers LLP
                                                    Chartered Accountants
                                                    111 5 Avenue SW, Suite 3100
                                                    Calgary, Alberta
                                                    Canada T2P 5L3
                                                    Telephone +1 (403) 509 7500
                                                    Facsimile +1 (403) 781 1825



CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statement on Form F-9, dated September 13, 2007, of our audit report dated March 15, 2007, on the consolidated balance sheets of Canadian Natural
Resources Limited as at December 31, 2006 and 2005, and the consolidated statements of earnings, retained earnings and cash flows for each of years in the three-year period ended December 31, 2006 and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Canadian Natural Resources Limited as of December 31, 2006. We also consent to the reference to us under the heading "Experts" in the Form F-9.


/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Alberta
September 13, 2007




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.